Exhibit 32.02

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George E. Crapple, certify that (i) the Quarterly Report of Global Macro Trust (the “Trust”) on Form 10-Q for the period ending September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By: /s/ George E. Crapple
George E. Crapple
Co-Chairman
Millburn Ridgefield Corporation
Managing Owner, Global Macro Trust
November 13, 2015